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Exhibit 10.2

AMENDMENT NO. 2

        THIS AMENDMENT NO. 2, dated as of July 22, 2005 (this "Amendment"), of that certain Credit Agreement referenced below is by and among SABRE HOLDINGS CORPORATION, a Delaware corporation ("Holdings"), SABRE INC., a Delaware corporation ("Sabre"), the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

W I T N E S S E T H

        WHEREAS, a $300 million revolving credit facility has been established in favor of Sabre pursuant to the terms of that certain Credit Agreement, dated as of June 15, 2004 (as amended, restated, extended, supplemented or otherwise modified, the "Credit Agreement"), among Sabre, the Lenders party thereto and BANK OF AMERICA, N.A., as Administrative Agent;

        WHEREAS, Sabre has requested that the Lenders permit it to assign all of its rights and obligations as the "Borrower" under the terms of the Credit Agreement to Holdings and release it as a "Borrower" in connection therewith;

        WHEREAS, Holdings has requested that the Lenders permit it to assume all of the rights and obligations of the "Borrower" under the terms of the Credit Agreement; and

        WHEREAS, the Lenders have agreed to the requested assignment from Sabre to Holdings of all of the rights and obligations as "Borrower" under the Credit Agreement on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        1.     Assignment and Assumption.

          (a)   Sabre hereby irrevocably assigns to Holdings, and Holdings hereby irrevocably assumes from Sabre, (i) all of Sabre's rights and obligations in its capacity as "Borrower" under the Credit Agreement and the other Credit Documents and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of Sabre (in its capacity as "Borrower" under the Credit Agreement) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations assigned and assumed pursuant to clause (i) above. Sabre will be released from its obligations as "Borrower" under the Credit Agreement upon effectiveness of this Amendment.

          (b)   Notwithstanding the Section 10.06 of the Credit Agreement, each of the undersigned Lenders, the Administrative Agent, the L/C Issuer and the Swingline Lender hereby consents to the assignment and assumption set forth in the foregoing clause (a).

        2.     Amendments to the Credit Agreement. The Credit Agreement is hereby amended in the following respects:

        2.1   In Section 1.01 of the Credit Agreement, the following defined terms are amended and restated, or added, to read as follows:

          "Borrower" means Sabre Holdings Corporation, a Delaware corporation.

          "Material Subsidiary" means any Subsidiary that, together with its Subsidiaries, represents five percent (5%) or more of the consolidated assets of the Consolidated Group.

        2.2   Limitations on Indebtedness. Section 7.01 is amended and restated in its entirety to read as follows:

          7.01 Indebtedness.

          Permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except:

          (a)   Indebtedness under the Credit Documents;

          (b)   Indebtedness outstanding on the Amendment No. 1 Effectiveness Date and listed on Schedule 7.01 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension, but the principal amount of any such refinancing, refunding, renewal or extension may include (A) the aggregate principal amount of unfunded commitments relating thereto, (B) a reasonable premium or other reasonable amount paid in connection therewith, and (C) the costs thereof, including reasonable fees and expenses incurred in connection therewith and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Subsidiaries or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

          (c)   obligations (contingent or otherwise) of any member of the Consolidated Group existing or arising under any Swap Contract, provided that (i) such obligations are entered into by such Person for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation;

          (d)   intercompany Indebtedness among members of the Consolidated Group;

          (e)   Indebtedness under capital leases, Synthetic Leases obligations and purchase money obligations incurred to provide all or a portion of the purchase price (or cost of construction or acquisition), in each case, for capital assets and refinancings, refundings, renewals or extensions thereof; provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset, (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of the refinancing, and (iii) the aggregate principal amount of all such Indebtedness shall not at any time exceed $25 million;

          (f)    Permitted Funded Debt;

          (g)   Support Obligations by members of the Consolidated Group in respect of Indebtedness otherwise permitted hereunder (other than Support Obligations constituting Indebtedness of a Material Subsidiary described in clause (i)(x) of this Section 7.01); provided that in the case of any guaranty of subordinated Indebtedness under clause (i)(y) of this Section 7.01, such guaranty shall be subordinated to the Obligations hereunder on the same basis as the subordinated Indebtedness to which it relates and otherwise in form reasonably acceptable to the Administrative Agent;

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          (h)   Indebtedness under any Permitted Securitization Transaction; provided that (i) the Consolidated Leverage Ratio as of the end of the most recently ended fiscal quarter shall not be greater than 2.0:1.0, (ii) the Consolidated Group shall hold available cash in an amount greater than the aggregate principal amount of all Permitted Securitization Transactions and (iii) the aggregate principal amount of all Permitted Securitization Transactions shall not exceed $400 million; and

          (i)    other Indebtedness not contemplated in the foregoing clauses of this Section in an aggregate principal amount not to exceed $25 million, unless (x) the Borrower shall have caused to be delivered to the Administrative Agent an unconditional guaranty of payment of the Obligations hereunder, in form and substance reasonably satisfactory to the Administrative Agent, from Sabre Inc., a Delaware corporation, and all Material Subsidiaries that have incurred any such other Indebtedness under this clause (i), together with such legal opinions, corporate documents, certificates and other documents reasonably requested by the Administrative Agent in connection therewith, in each case in form and substance reasonably satisfactory to the Administrative Agent, and in any such case, the aggregate principal amount (without duplication) of all such other Indebtedness under this Section 7.01 shall not exceed an aggregate principal amount equal to fifty percent (50%) of Consolidated EBITDA for the four consecutive fiscal quarter period most recently ended prior, unless (y) such excess amount of such Indebtedness shall be subordinated (on terms and conditions reasonably satisfactory to the Required Lenders) to the Obligations hereunder and the Subsidiaries incurring any such subordinated Indebtedness shall have delivered to the Administrative Agent an unconditional guaranty of payment of the Obligations hereunder, together with such legal opinions, corporate documents, certificates and other documents reasonably requested by the Administrative Agent in connection therewith, in each case in form and substance reasonably satisfactory to the Administrative Agent.

        2.3   Limitations on Dividends; Etc. Section 7.08 is amended and restated in its entirety to read as follows:

          7.08 Dividends; Stock Repurchases and Redemptions.

          Declare and make dividend payments or other distributions, or purchase, redeem or otherwise acquire shares of the Capital Stock of the Borrower in excess of $150 million per fiscal year unless, after giving effect thereto, the Consolidated Group shall have more than $400 million in unrestricted cash and marketable securities on hand.

        2.4   Amendment and Restatement of Schedule 5.04. Schedule 5.04 (Legal Proceedings) to the Credit Agreement is amended and restated in its entirety to read as set forth on Schedules 5.04 attached hereto.

        2.5   Schedule 7.01. The Credit Agreement is amended to include a new Schedule 7.01 (Existing Indebtedness of Subsidiaries of Parent), which shall read as set forth on Schedule 7.01 attached hereto.

        2.6   Amendment of Schedule 10.02. Schedule 10.02 (Notice Addresses) to the Credit Agreement is amended to include Holdings' notice information as set forth on Schedule 10.02 attached hereto and to remove Sabre's notice information.

        3.     Conditions Precedent. This Amendment shall be effective immediately upon receipt by the Administrative Agent of all of the following, each in form and substance satisfactory to the Administrative Agent and the Lenders:

          (a)   Executed Amendment. Counterparts of this Amendment duly executed by Sabre, Holdings, the Lenders and the Administrative Agent.

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          (b)   Consummation of Acquisition. Evidence reasonably satisfactory to the Administrative Agent and the Required Lenders that Sabre or one of its Subsidiaries shall have acquired all or substantially all of the outstanding share capital of Lastiminute.com PLC, a company organized under the laws of England and Wales.

          (c)   New Revolving Notes. New Revolving Notes duly executed by a Responsible Officer of Holdings.

          (d)   Secretary's Certificate. A duly executed certificate of a Responsible Officer of Holdings, attaching each of the following documents and certifying that each is true, correct and complete and in full force and effect as of the date hereof:

            (i)    Charter Documents. Copies of its articles of incorporation, certified to be true, correct and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its incorporation;

            (ii)   Bylaws. Copies of its bylaws;

            (iii)  Resolutions. Copies of its resolutions approving and adopting this Amendment, the transactions contemplated therein, and authorizing the execution and delivery hereof;

            (iv)  Incumbency. Incumbency certificates identifying the Responsible Officers of Holdings who are authorized to execute this Amendment and related documents and to act on Holdings' behalf in connection with this Amendment and the Credit Documents; and

            (v)   Good Standing Certificates. A certificate of good standing or the equivalent from its jurisdiction of incorporation and from each other jurisdiction where failure to be in good standing would reasonably be expected to have a Material Adverse Effect, in each case certified as of a recent date by the appropriate Governmental Authority.

          (e)   Legal Opinions. Opinions of legal counsel to Holdings and Sabre in form and substance acceptable to the Administrative Agent.

          (f)    Bridge Loan. Evidence that any indebtedness and commitments under the Bridge Credit Agreement, dated as of May 12, 2005, as amended, modified, extended, renewed or replaced, among Sabre, as borrower, the lenders identified therein and Morgan Stanley Senior Funding, Inc., as Administrative Agent, shall have been assigned, or otherwise moved, to Holdings.

          (g)   Fees. The arrangement fees and all other fees due in connection herewith, which fees shall be deemed fully earned and due and payable on the effective date of this Amendment.

        For purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.

        4.     Effectiveness of Amendment. As of the date hereof, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

        5.     Representations and Warranties; Defaults. Each of Holdings and Sabre affirm the following:

          (a)   all necessary action to authorize the execution, delivery and performance of this Amendment has been taken;

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          (b)   after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period); and

          (c)   before and after giving effect to this Amendment, no Default or Event of Default shall exist.

        6.     Full Force and Effect. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

        7.     Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen, PLLC.

        8.     Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party's original executed counterpart and shall constitute a representation that such party's original executed counterpart will be delivered.

        9.     Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

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        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

ASSIGNOR BORROWER:	SABRE INC., a Delaware corporation
By:
Name: Title:
ASSIGNEE BORROWER:	SABRE HOLDINGS CORPORATION, a Delaware corporation
By:
Name: Title:
ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent
By:
Name: Title:
LENDERS:	BANK OF AMERICA, N.A., as L/C Issuer, Swingline Lender and as a Lender
By:
Name: Title:
CITIBANK, N.A., as a Lender
By:
Name: Title:
SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By:
Name: Title:
UFJ BANK LIMITED, as a Lender
By:
Name: Title:

JPMORGAN CHASE BANK, N.A. as a Lender
By:
Name: Title:
AMEGY BANK NATIONAL ASSOCIATION, as a Lender
By:
Name: Title:
THE BANK OF NEW YORK, as a Lender
By:
Name: Title:
BANCA NAZIONALE DEL LAVORO SPA, NEW YORK BRANCH, as a Lender
By:
Name: Title:
COMERICA BANK, as a Lender
By:
Name: Title:
COLLEGE STREET INVESTORS, as a Lender
By:
Name: Title:

Schedule 5.04

LEGAL PROCEEDINGS

        The litigation matters described below involve issues or claims that may be of particular interest to the Company's stockholders, regardless of whether any of these matters may be material to the financial position or operations of the Company based upon the standard set forth in the SEC's rules.

        1.     We are party to two lawsuits (which as described below have now been consolidated in federal court in Fort Worth, Texas) against Northwest Airlines, Inc. ("Northwest") related to Northwest's August 24, 2004 announcement and implementation on September 1, 2004 of a fare supplement for travel reservation bookings made through a GDS (including the Sabre GDS) by traditional travel agencies and some online travel sites (such as Travelocity). We notified Northwest that it was in breach of the parties' Participating Carrier Distribution and Services Agreement ("PCA"), as amended by the DCA 3-Year Option Agreement. We also took commercial steps, which we believed were reasonable under the DCA 3-Year Option Agreement and PCA, in order to enforce both agreements.

        The Company sued Northwest on August 24, 2004 in Sabre Inc. v. Northwest Airlines, Inc., Civil Action 4-04-CV-612-Y in the Fort Worth Division of the United States District Court for the Northern District of Texas (hereinafter the "Fort Worth Action"). We allege that Northwest breached the PCA, as amended by the DCA 3-Year Option Agreement. Among other things, the DCA 3-Year Option Agreement requires that Northwest provide us with fares and other content for the Sabre GDS that Northwest makes available through other channels of ticket distribution. We believe that Northwest breached the DCA 3-Year Option Agreement by imposing a charge on tickets booked on the Sabre GDS but not on other channels of ticket distribution. We seek monetary damages, attorneys fees, and to compel Northwest to adhere to the terms of their agreements.

        On August 25, 2004, Northwest sued Sabre Holdings Corporation, Sabre Inc. and Sabre Travel International Ltd. in a separate action styled Northwest Airlines Corporation v. Sabre Inc. et al., Cause No. 04-CV-03889 in Minneapolis federal court (hereinafter the "Minneapolis Action"). The Minneapolis Action related to the same factual events described above. In its complaint filed on August 25, 2004, Northwest asserted that we breached our PCA with Northwest by our commercial actions in response to Northwest's August 24, 2004 breach of the PCA. On September 27, 2004, Northwest filed an amended complaint in the same cause number adding allegations that we had violated Section 2 of the Sherman Act, claiming that we had monopoly power, and also asserting claims against us for alleged interference with prospective contractual relations, deceptive trade practices, fraud, false advertising under the federal Lanham Act, and for a declaratory judgment that Sabre, and not Northwest, is in breach of the PCA. Northwest alleges that it has suffered unspecified damages. Northwest seeks treble damages under the antitrust laws, attorneys fees, to have the court declare that we breached the parties' agreement and violated federal and state statutes, and to enjoin us from certain conduct.

        On November 9, 2004, the Court in the Fort Worth Action rejected Northwest's motion to transfer that case to the federal court in Minneapolis, following which Northwest agreed to have the Minneapolis Action transferred to Fort Worth. The two cases have now been consolidated before the Court in Fort Worth. On January 13, 2005, the Company filed a motion with the Court to dismiss Northwest's antitrust claims and its claims under various Minnesota state statutes and tort law theories. That motion has now been fully briefed and is ripe for decision by the Court. In addition, both parties are pursuing the discovery process in the litigation.

        We are unable to estimate the amount of the loss, if any, that might arise from this litigation.

        2.     Lastminute Network Limited, a wholly owned subsidiary of lastminute.com, has been made aware by Worldspan Services Limited L.P. ("Worldspan") of potential claims arising out of the relationship between lastminute and Worldspan for the provision of global distribution services. The claims relate to alleged excess message fees, being additional search charges incurred while using the Worldspan GDS, segment shortfall fees (or fees which arise as a failure to meet a specified number or level of bookings), and certain other fees. lastminute disputes this potential liability and is in discussions with Worldspan to resolve these potential claims.

Schedule 7.01

EXISTING INDEBTEDNESS OF SUBSIDIARIES OF PARENT

SUBSIDIARY DEBT

Recorded Obligations	Balance
Obligations under a Capital Lease	$166,472,729
Abacus Note Payable	$15,076,000
Recourse Obligaitons via Joint Ventures & other Related Parties
Zuji Loan Guarantee	$2,000,000
Lastminute.com Debt Assumed
Capital Leases	$2,775,091

Schedule 10.02

NOTICE ADDRESSES

If to the Borrower:

Sabre Holdings Corporation
3150 Sabre Drive
Southlake, TX 76092-2103
Tel: 682-605-
Fax: 682-605-7711

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  Exhibit 10.2
LEGAL PROCEEDINGS
EXISTING INDEBTEDNESS OF SUBSIDIARIES OF PARENT
SUBSIDIARY DEBT
NOTICE ADDRESSES